Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in The One Group Hospitality, Inc. Registration Statement on Form S-3 filed on November 10, 2021 of our report dated March 26, 2020, relating to the 2019 consolidated financial statements that appear in this Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Plante & Moran PC

Boulder, Colorado

November 10, 2021